Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-125679, 333-167253, 333-209664, and 333-265404 on Form S-8 of our reports dated March 3, 2025, relating to the financial statements of Air Transport Services Group, Inc. and the effectiveness of Air Transport Services Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 3, 2025